Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-176373 and 333-179988) of our reports dated March 6, 2013 with respect to the consolidated financial statements of Carbonite, Inc., and the effectiveness of internal control over financial reporting of Carbonite Inc., included in this Annual Report (Form 10-K) of Carbonite, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 6, 2013